RENAISSANCE AGREEMENTS ASSIGNMENT AND ASSUMPTION AGREEMENT
This Renaissance Agreements Assignment and Assumption Agreement (this “Agreement”) is made as of September 1, 2017 by and between SERENITY PHARMACEUTICALS, LLC, a limited liability company organized under the laws of Delaware (“Licensor”), with offices at 105 Hawk Court, Milford, PA 18327, and AVADEL SPECIALTY PHARMACEUTICALS, LLC, a limited liability company organized under the laws of Delaware (“Licensee”), with offices at16640 Chesterfield Grove Road, Suite 200, Chesterfield, MO 63005. Assignor and Assignee are each sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, Assignor and Assignee are parties to that certain Exclusive License and Assignment Agreement of even date herewith (the “ELAA Agreement”) relating to the Product (as defined in the ELAA Agreement);
WHEREAS, Assignor is party to (a) that certain Manufacturing Agreement, dated July 14, 2014 (the “Manufacturing Agreement”), between Assignor and Renaissance Lakewood, LLC (formerly DPT Lakewood, LLC; “Renaissance”), relating to the manufacture and supply by Renaissance of the Product and (b) that certain Quality Agreement, dated January 16, 2015 (the “Quality Agreement”; together with the Manufacturing Agreement, the “Renaissance Agreements”), between Assignor and Renaissance, relating to compliance with current Good Manufacturing Practices applicable to the manufacture by Renaissance of the Product;
WHEREAS, in accordance with ELAA Agreement, Assignor and Assignee have agreed to enter into this Agreement for the purpose of Assignor assigning to Assignee the Renaissance Agreements and Assignee assuming Assignor’s obligations under the Renaissance Agreements;
NOW, THEREFORE, in consideration of the foregoing, the covenants and agreement set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Assignment and Assumption.

(a)
Effective as of the Effective Date (as defined in the ELAA Agreement), Assignor does hereby unconditionally and irrevocably transfer, convey, assign, and deliver to Assignee, its successors and assigns, all of Assignor’s right, title and interest in, to and under the Renaissance Agreements;

(b)
Effective as of the Effective Date, Assignee hereby unconditionally and irrevocably accepts the transfer, conveyance, assignment, and delivery of such rights, title and interest in, to and under the Renaissance Agreements; and

(c)
Effective as of the Effective Date, Assignee hereby unconditionally and irrevocably accepts the delegation by Assignor of the Renaissance Agreements and assumes and agrees to perform all such delegated obligations, duties, liabilities and commitments of Assignor under the Renaissance Agreements and to be bound to the terms thereof.

2.    Re-Assignment Upon Termination of ELAA Agreement.

(a)
Upon termination of the ELAA Agreement, Assignee will, within ten (10) days after such termination is effective, assign and transfer to Assignor, without additional consideration, all of Assignee’s right, title, and interest in the Renaissance Agreements.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date set forth in the first paragraph hereof by their duly authorized representatives as set forth below:

ASSIGNOR: SERENITY PHARMACEUTICALS, LLC	ASSIGNEE: AVADEL SPECIALTY PHARMACEUTICALS, LLC
By: /s/ Samuel Herschkowitz, M.D. Name: Samuel Herschkowitz, M.D. Title: Chief Executive Officer	By: Michael S. Anderson Name: Michael S. Anderson Title: Chief Executive Officer